Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 22, 2004 relating to the financial statements, which appears in The Scotts Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004. We also consent to the incorporation by reference of our report dated November 22, 2004 related to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Columbus, Ohio
April 28, 2005